UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2013
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719
(Address of principal executive offices) (Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2013, we entered into a consulting agreement (the “Agreement”) with Empire Relations Group Inc. (“Empire”) to be effective June 1, 2013, whereby Empire will provide us with financial and public relations services for the following consideration:

(a)	an immediate cash payment of $4,000;

(b)	a cash payment of $4,000 payable in cash on August 30, 2013, if the Agreement is not terminated by that date;

(c)	a cash payment of $5,500 payable in cash on September 29, 2013, if the Agreement is not terminated by that date;

(d)	the issuance of 150,000 restricted shares of common stock; and

(e)	payment of pre-approved, out of pocket expenses incurred by Empire.

The term of the Agreement is for five months subject to early termination by:

1.	both parties at any time by mutual agreement;

2.	either party if the other party materially breaches the Agreement; or

3.	us, at any time after August 1, 2013 upon 30 days written notice.

We will issue the shares to a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended.

A copy of the consulting agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this current report on Form 8-K is responsive to this item and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit Description
10.1	Empire Relations Group Consulting Agreement dated May 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

Date: May 21, 2013	By:	/s/ Andrew Brodkey
Andrew Brodkey
CEO and President